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Exhibit 99.1

Kratos Defense & Security Solutions, Inc.
(formerly Wireless Facilities, Inc.)

ANNUAL MEETING OF STOCKHOLDERS
[                        ,            ,] 2008
10:00 a.m.

Kratos Defense & Security Solutions, Inc.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(formerly Wireless Facilities, Inc.)

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVMEBER 14, 2007

        The undersigned hereby appoints Eric M. DeMarco and Deanna H. Lund, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Kratos Defense & Security Solutions, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at our offices at 4810 Eastgate Mall San Diego, CA 92121 on                        ,         at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        Unless a contrary direction is indicated, this Proxy will be voted for the nominees listed in Proposal 1 and for Proposals 2, 3, 4, 5, 6 and 7 as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on reverse side.)

(continued and to be signed on other side)

Wells Fargo Bank, N.A. Shareowner Services 161 Concord Exchange North South St. Paul, MN 55075
VOTE BY INTERNET—www.proxyvote.com
Use of the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Kratos Defense & Security Solutions, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Kratos Defense & Security Solutions, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Your telephone or Intranet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
If you vote by Phone or Intranet, Please do not mail your Proxy Card
You can view the Proxy Statement on the internet at: www.kratosdefense.com

TO VOTE, MARK THE BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KRATD1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(formerly Wireless Facilities, Inc.)
 Management recommends a vote for the nominees for
director listed below.

Vote on Directors		For All	Withhold All	For All Except
1:	To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.	☐	☐	☐	Instructions: To withhold authority to vote for any indicated nominee, mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees for Directors:	01-Scott I. Anderson 02-Bandel L. Carano 03-Eric M. DeMarco 04-William A. Hoglund 05-Scot B. Jarvis

Management recommends a vote for Proposal 2.
Vote on Proposal

		For	Against	Abstain
2.	To ratify the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for its fiscal year ending December 28, 2008.	☐	☐	☐
Management recommends a vote for Proposal 3. Vote on Proposal
3.	To approve an amendment to the Kratos 1999 Employee Stock Purchase Plan to increase the aggregate number of shares that may be issued under the Plan by 1,500,000 shares.	☐	☐	☐
Management recommends a vote for Proposal 4. Vote on Proposal
4.	To approve an amendment to the Kratos 2005 Equity Incentive Plan to increase the aggregate number of shares that may be issued under the Plan by 3,000,000 shares.	☐	☐	☐
Management recommends a vote for Proposal 5. Vote on Proposal
5.
	To approve the issuance of Kratos common stock, par value $0.001 per share, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of February 20, 2008, by and among Kratos Defense & Security Solutions, Inc., White Shadow, Inc., and SYS, as the same may be amended from time to time.	☐	☐	☐
Management recommends a vote for Proposal 6. Vote on Proposal
6.
	To approve any motion to adjourn or postpone the annual meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the first five proposals listed above.	☐	☐	☐
7.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

For address changes, please check this box and write them on the back where indicated.	☐
	Yes	No
Please indicated if you plan on attending this meeting	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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  Exhibit 99.1